Exhibit 10.7

EXHIBIT C

Form Of
COMPLIANCE CERTIFICATE

[For the Fiscal Year Ended ____________, 20__]
or
[For the Fiscal Quarter Ended _____________, 20__]

The undersigned, __________________ of Matthews International Corporation, a Pennsylvania corporation (the "Borrower"), hereby certifies to the Agent (as hereinafter defined) and each of the Banks (as hereinafter defined) pursuant to the Loan Agreement, dated December 3, 2001, by and among the Borrower, the Banks listed on the signature pages thereof (collectively, the "Banks") and Citizens Bank of Pennsylvania, a Pennsylvania banking institution, in its capacity as agent for the Banks (in such capacity the "Agent"), PNC Bank, National Association, a national banking association, in its capacity as documentation agent for the Banks, as amended by that certain First Amendment to Loan Agreement, dated April 21, 2004, by and among the Borrower, the Banks, Citizens Bank of Pennsylvania, a Pennsylvania banking institution, in its capacity as lead arranger and administrative agent for the Banks, PNC Bank, National Association, a national banking association, in its capacity as lead arranger and syndication agent for the Banks, and National City Bank of Pennsylvania, in its capacity as documentation agent for the Banks (together with all exhibits, schedules, extensions, renewals, amendments, substitutions and replacements thereto and thereof, the "Loan Agreement") as follows:

CHECK ONE:

___1.           The annual financial statements being delivered to the Agent and the Banks with this Compliance Certificate are true, complete and correct and present fairly the Consolidated financial position of the Borrower and its Subsidiaries and the results of their operations for the fiscal year set forth above in conformance with GAAP consistently applied.

OR

___1.           The quarterly financial statements being delivered to the Agent and the Banks with this Compliance Certificate are true, complete and correct and present fairly the Consolidated financial position of the Borrower and its Subsidiaries and the results of their operations for the Fiscal Quarter set forth above in conformity with GAAP consistently applied, subject to year end audit adjustment.

___2.           No Event of Default or Potential Default exists on the date of this Compliance Certificate; no Event of Default or Potential Default has occurred since the date of the previously delivered Compliance Certificate; no Material Adverse Change has occurred since the date of the previously delivered Compliance Certificate; and no event has occurred since the date of the previously delivered Compliance Certificate that may result in a Material Adverse Effect.

[Note: If any of the above events has occurred or is continuing, set forth on an attached sheet the nature thereof and the action which the Borrower has taken, is taking or proposes to take with respect thereto.]

3.           For purposes of calculating the Applicable Libor Margin, commencing on the next Incentive Pricing Effective Date and for each day thereafter through and including the day immediately preceding the next successive Incentive Pricing Effective Date, the Borrower's Invested Funds shall be $_______________.

4.           The Borrower's compliance with the financial covenants set forth in Section 5.15 of the Loan Agreement is as follows:

	Requirement	Actual

Leverage Ratio	Less than or equal to 2.00 to 1.00 as of June 30, 2004 and as of the last day of each Fiscal Quarter thereafter, for the period equal to the four (4) consecutive Fiscal Quarters then ending.	________ to 1.00

Interest Coverage Ratio	Greater than or equal to 4.00 to 1.00 as of June 30, 2004, and as of the last day of each Fiscal Quarter thereafter, for the period equal to the four (4) consecutive Fiscal Quarters then ending.	________ to 1.00

5.           The calculations used in connection with the above financial covenants are attached to this Compliance Certificate.

6.           [To be included only if the annual financial statements are being delivered with this Compliance Certificate] The Liens permitted pursuant to Sections 6.01(j) of the Loan Agreement listed on Schedule 1 to this Compliance Certificate are true, complete and correct.

All capitalized terms used in this Compliance Certificate which are not defined herein but which are defined in the Loan Agreement shall have the meanings given to them in the Loan Agreement.

Dated the ___ day of _________, _______.

Matthews International Corporation, a Pennsylvania corporation

By:
Name:
Title:

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SCHEDULE 1

Liens Permitted Pursuant to Sections 6.01(j) of the Loan Agreement